UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12
NEXIMMUNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]     Fee previously paid with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

9119 Gaither Road
Gaithersburg, MD 20877
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of NexImmune, Inc., or the Annual Meeting to be held at 10 a.m. EST on Monday, June 13, 2022. We have decided to hold this year’s annual meeting virtually via live webcast on the internet due to the continuing public health impact of COVID-19, and because hosting a virtual annual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/NEXI2022. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about NexImmune that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our board of directors recommends the approval of each of the first two proposals. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 3, 2022 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting, and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, it is important that you cast your vote. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of NexImmune. We look forward to seeing you at the annual meeting.

Sincerely,
Kristi Jones
President and Chief Executive Officer

9119 Gaither Road
Gaithersburg, MD 20877
May 3, 2022
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TIME: 10 a.m. EST
DATE: Monday, June 13, 2022
ACCESS: This year’s annual meeting will be held virtually via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NEXI2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 4.
PURPOSES:
1.    To elect two directors to serve three-year terms expiring in 2025;
2.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.    To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of NexImmune common stock at the close of business on April 18, 2022. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 9119 Gaither Road, Gaithersburg, MD 20877.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS
Kristi Jones
President and Chief Executive Officer

NexImmune, Inc.
9119 Gaither Road
Gaithersburg, MD 20877
PROXY STATEMENT FOR THE NEXIMMUNE, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2022
This proxy statement, along with the accompanying notice of 2022 annual meeting of stockholders, contains information about the 2022 annual meeting of stockholders of NexImmune, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10 a.m. EST on Monday, June 13, 2022. This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/NEXI2022. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to NexImmune, Inc. as “NexImmune,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about May 4, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2022 annual meeting of stockholders and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2022
This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.ProxyVote.com. To view these materials please have your -digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials and Filings” section of the “Investors” section of our website at www.neximmune.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

NexImmune, Inc.
Attn: Investor Relations
9119 Gaither Road
Gaithersburg, MD 20877

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting to be held virtually, on 10 a.m. EST on Monday, June 13, 2022 and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 4, 2022.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why Are You Holding a Virtual Annual Meeting?
Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
How do I access the Virtual Annual Meeting?
The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. EST. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/NEXI2022 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Will I be able to ask questions and have these questions answered during the Virtual Annual Meeting?
Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NEXI2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting as time permits. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/NEXI2022.

What Happens if There Are Technical Difficulties during the Annual Meeting?
Beginning 15 minutes prior to, and during, the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support line available at www.virtualshareholdermeeting.com/NEXI2022.
Who May Vote?
Only stockholders of record at the close of business on April 18, 2022 will be entitled to vote at the annual meeting. On this record date, there were 22,841,794 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on April 18, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record.
If on April 18, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director and whether your shares should be voted for, against or abstain with respect to the proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:
•By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.
•In-Person. Whether you are a stockholder of record or hold your shares in "street name," you may participate in and vote online at the Annual Meeting. You will need to enter your 16-digit control number to vote your shares at the Annual Meeting. Please visit www.virtualshareholdermeeting.com/NEXI2022 for instructions on how to attend the Annual Meeting live over the Internet. To vote during the Annual Meeting when the polls open use the "vote" button on the interface.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. EST on June 12, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks or brokers. If your shares are not registered in your own name and you plan to vote your shares at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
☐    “FOR” the election of the nominees for director; and
☐    “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
☐    if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
☐    by re-voting by Internet or by telephone as instructed above;
☐    by notifying NexImmune’s Secretary/Clerk in writing before the annual meeting that you have revoked your proxy; or
☐    by attending the annual meeting and voting online at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.
Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022, our Audit Committee of our Board of Directors will reconsider its selection.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our Annual Meeting will be held in a virtual meeting format only. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/NEXI2022 shortly before the meeting time, and follow the instructions for downloading the Webcast. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple NexImmune stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our corporate secretary at: 9119 Gaither Road, Gaithersburg, MD 20877 or 301-825-9810. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by Computershare:
•following the instructions provided on your Notice or Proxy Card; or
•following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2022 for (a) the executive officers named in the Summary Compensation Table on page 20 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2022 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 22,841,794 shares of common stock outstanding on April 15, 2022.

Name and Address of Beneficial Owner**	Shares Beneficially Owned
	Number	Percent
Five Percent Stockholders:
ArrowMark Colorado Holdings LLC(1)	1,803,232	7.9%
B&S NexImmune Holdco LLC and Joshua Barer(2)	1,884,590	8.3%
Piedmont Capital Partners LLC(3)	1,381,938	6.1%
Invus Public Equities, L.P. (4)	1,200,000	5.3%
Directors and named executive officers:
Sol J. Barer, Ph.D.(5)	1,692,826	7.4%
Alan S. Roemer, M.B.A., M.P.H.(6)	232,175	1.0%
Tim Bertram, Ph.D.(7)	123,511	*
Paul D’Angio, R.P.H., M.S.J.(8)	73,159	*
Zhengbin (Bing) Yao, Ph.D.(9)	45,312	*
Grant Verstandig(10)	922,871	4.0%
Kristi Jones(11)	246,985	1.1%
John Trainer, M.B.A.(12)	109,179	*
Jerome Zeldis, M.D., Ph.D. (13)	254,518	1.1%
Robert Knight, M.D. (14)	70,203	*
Mathias Oelke, Ph.D. (15)	221,561	1.0%
Scott Carmer (16)	528,566	2.3%
All directors and executive officers as a group (12) persons (17)	4,520,866	18.5%
*    Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**Unless otherwise indicated, the address for each beneficial owner listed is c/o NexImmune, Inc., 9119 Gaither Road, Gaithersburg, MD 20877.
(1)Consists of 1,803,232 shares of common stock owned by ArrowMark Colorado Holdings LLC. The principal business address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206. This information is based solely on a Schedule 13G/A filed by ArrowMark with the SEC on February 14, 2022, which reported ownership as of December 31, 2021.
(2)Consists of 1,538,013 shares of common stock held by B&S NexImmune Holdco, LLC and 346,577 shares of common stock held by Joshua Barer. Joshua Barer is the sole manager of B&S NexImmune Holdco LLC and has sole voting and dispositive control over the shares held by B&S NexImmune Holdco LLC. Mr. Barer may be considered the beneficial owner of the shares held by B&S NexImmune Holdco LLC and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Sol J. Barer, Ph.D., one of our directors and the father of Joshua Barer, is a member of Barer & Son Capital, LLC, which is a member of B&S NexImmune Holdco LLC, but Sol J. Barer, Ph.D. does not have voting or dispositive control over the shares held by

B&S NexImmune Holdco LLC. The principal business address of B&S NexImmune Holdco LLC and Mr. Barer is 2 Barer Lane, Mendham, New Jersey 07945.
(3)Consists of 1,381,938 shares of common stock owned by Piedmont Capital Partners, LLC. The principal business address of Piedmont Capital Partners, LLC is 300 North Greene Street, Suite 1750, Greensboro, North Carolina 27401. This information is based solely on a Schedule 13G filed by Piedmont Capital Partners, LLC with the SEC on February 14, 2022, which reported ownership as of December 31, 2021.
(4)Consists of 1,200,000 shares of common stock owned by Invus Public Equites, L.P. The principal address of Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022. This information is based solely on a Schedule 13G filed by Invus Public Equities, L.P. with the SEC on March 31, 2021.
(5)Consists of 1,517,814 shares of common stock and 175,012 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Barer. Does not include the securities held by B&S NexImmune Holdco LLC discussed in footnote 2, as Dr. Barer has no voting or dispositive control over such securities.
(6)Consists of 195,641 shares of common stock and 36,543 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Mr. Roemer. Does not include the securities held by the Alan S. Roemer 2015 Family Trust, as Mr. Roemer has no voting or dispositive control over such securities.
(7)Consists of 78,199 shares of common stock and 45,312 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Bertram.
(8)Consists of 27,847 shares of common stock and 45,312 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Mr. D’Angio.
(9)Consists of 12,634 shares of common stock and 32,678 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Yao.
(10)Consists of 905,495 shares of common stock and 17,376 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Mr. Verstandig.
(11)Consists of 73,078 shares of common stock and 173,907 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Ms. Jones.
(12)Consists of 61,769 shares of common stock and 47,410 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Mr. Trainer.
(13)Consists of 5,882 shares of common stock and 248,636 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Zeldis.
(14)Consists of 70,203 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Knight.
(15)Consists of 221,561 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Dr. Oelke.
(16)Consists of 7,058 shares of common stock and 521,508 shares of common stock underlying options that are exercisable as of April 15, 2022 or will become exercisable within 60 days after such date held by Mr. Carmer. Mr. Carmer resigned as President and Chief Executive Officer and as a director of the Company effective as of February12, 2022.
(17)See footnotes 5 through 16.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our Sixth Amended and Restated Certificate of Incorporation provides that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Paul D’Angio and Zhengbin (Bing) Yao, Ph.D. constitute a class with a term ending at the 2022 annual meeting; (2) Alan S. Roemer, M.B.A., M.P.H., Tim Bertram, Ph.D., and Grant Verstandig constitute a class with a term ending at the 2023 annual meeting; and (3) Sol J. Barer, Ph.D. and Kristi Jones constitute a class with a term ending at the 2024 annual meeting.
On April 1, 2022, our Board of Directors accepted the recommendation of the Nominating and Goverance Committee and voted to nominate Paul D’Angio and Zhengbin (Bing) Yao for re-election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for re-election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of March 9, 2017. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Kristi Jones	59	President, Chief Executive Officer and Director
Sol J. Barer, Ph.D.(2)(3)	75	Chairman of the Board of Directors
Alan S. Roemer, M.B.A., M.P.H.(1)	52	Director
Tim Bertram, Ph.D.(1)(2)	66	Director
Paul D’Angio, R.P.H., M.S.J.(1)(2)	63	Director
Zhengbin (Bing) Yao, Ph.D.(3)	59	Director
Grant Verstandig(3)	33	Director
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.
(3)Member of the Nominating and Governance Committee.

Kristi Jones has served as our President and Chief Executive Officer and as a member of our board of directors since February 2022. She served as our Chief Operating Officer from March 2018 to February 2022, our Chief Business Officer from June 2017 to March 2018, and as a consultant to the Company from September 2015 to February 2017. Prior to joining us, from 2013 to 2015, Ms. Jones served as Vice President of Portfolio Strategy at AstraZeneca. From November 2011 to July 2013 she served as Vice President of Global Strategic Marketing at MedImmune. Prior to that, Ms. Jones held multiple leadership roles with increasing responsibility at Genentech where she worked for 16 years, including Head of Immunology and Ophthalmology Global Product Strategy, Life Cycle Lead and Franchise Management. Ms. Jones has held roles in Strategy, Business Development, Commercial Operations, Managed Care, Marketing and Sales. Ms. Jones serves on the Life Science Panel for Springboard Enterprises focused on start-up companies led by women and on the Cell Therapy Committee for the Alliance of Regenerative Medicine. Ms. Jones received her Pharmacy degree from the University of Texas, College of Pharmacy and her B.S. in Biology from Texas Tech University. We believe that Ms. Jones’ qualifications to serve on the board of directors include her extensive executive leadership in the life sciences industry and her knowledge of our business, having previously served in several senior positions with the company.

Non-Employee Directors

Sol J. Barer, Ph.D. has served as the Chairman of our board of directors since November 2019. Dr. Barer has served as Chairman of the Hackensack Meridian Health Center for Discovery & Innovation since June 2018 and as a member of Barer & Son Capital, an investment fund focused on capitalizing early-stage breakthrough biotechnology companies, since 2017. Dr. Barer also serves on the boards of directors of several public companies, including Teva Pharmaceutical Industries Limited as Chairman and ContraFect Corporation as lead Director. Dr. Barer previously served as Chairman and director of InspireMD, Inc. from 2011 to 2017, and as a director of Amicus Therapeutics, Inc. from 2009 to 2017 and Aegerion Pharmaceuticals, Inc. from 2011 to 2016. From 1987 to 2011, Dr. Barer held various leadership positions at Celgene. He served as Chairman of Celgene from January 2011 to June 2011, Executive Chairman from June 2010 to January 2011, and Chairman and Chief Executive Officer from May 2006 to June 2010. He was previously President of Celgene from 1993 to May 2016 and Chief Operating Officer from 1994 to May 2006. Dr. Barer was the founder of the biotechnology group at the Celanese Research Company that was subsequently spun off as Celgene. Dr. Barer also served as the Chairman and director of Edge Therapeutics from 2011 to 2019 and as the Chairman of Aevi Genomic Medicine from 2012 to 2021. Dr. Barer received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York. We believe that Dr. Barer’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the biopharmaceutical industry.

Alan S. Roemer, M.B.A., M.P.H. has served as a member of our board of directors since February 2017 and served as chair of our board of directors from December 2017 to November 2019. He has served as chair and a member of the board of directors of IN8bio, Inc., a public biotechnology company, since September 2020; chair and a member of the board of directors of UTILITY therapeutics Ltd., a private biotechnology company, since March 2020; a member of the board of directors of Bit.Bio Ltd., a private synthetic biology company, since August 2021; a member of the board of directors of Envisagenics, Inc., a private artificial intelligence company, since September 2021; and a member of the board of trustees of the Helene Fuld College of Nursing since June 2014. Mr. Roemer was a founding leadership team member and senior vice president of Roivant Sciences, Inc., a private biopharmaceutical company, from the company’s inception May 2014 to August 2019, where he held various senior management roles responsible for finance, operations and corporate development. From March 2015 to August 2015, he also served as principal financial and accounting officer of Axovant Sciences Ltd., a public biopharmaceutical company, and a founding leadership team member and chief financial officer of its wholly owned subsidiary, Axovant Sciences, Inc. Prior to Roivant and Axovant, Mr. Roemer served in various executive roles, including managing director of the Trout Group LLC and Trout Capital LLC from 2009 to 2014, chief financial officer and treasurer of Zelos Therapeutics, Inc. from 2008 to 2009, and vice president of Pharmasset, Inc. 1999 to 2008, which was subsequently acquired by Gilead Sciences, Inc Mr. Roemer has also served as a member of the board of directors of SomPharmaceuticals SA, a private biopharmaceutical company, from August 2012 to May 2016, until its acquisition by Amryt Pharma plc. Mr. Roemer received a B.S. in Business Administration from Georgetown University and his MBA and MPH degrees from Emory University’s Goizueta Business School and Rollins School of Public Health. We believe that Mr. Roemer’s qualifications to serve on our board include significant executive and board leadership experience in the biopharmaceutical industry

Paul D’Angio, R.P.H., M.S.J. has served as a member of our board of directors since January 2017. Mr. D’Angio served as Vice President, Head of Manufacturing of PDS Biotechnology Corporation, a clinical-stage immunotherapy company, from March 2019 through June 2020. He also has served as President of PDA Pharmaceutical Services LLC since September 2016. From December 2017 to March 2019, Mr. D’Angio served as Vice President, Head of Development of Edge Therapeutics, Inc., a biopharmaceutical company. From December 1998 to August 2016, he served as Senior Director, Senior Vice President, Global Head of Technical Operations of Celgene, where he gained extensive cross-functional and technical leadership experience in building and operating a global pharmaceutical manufacturing and supply chain organization. Mr. D’Angio is a registered pharmacist and received his BSc in Pharmacy from Duquesne University and MSJ in Healthcare Law from Seton Hall University Law School. We believe that Mr. D’Angio’s qualifications to serve on our board of directors include his substantial experience in the pharmaceutical industry, specifically in commercial manufacturing, drug product development, risk management operations and investigational materials supply.

Zhengbin (Bing) Yao, Ph.D. has served as a member of our board of directors since January 2017. Dr. Yao brings more than 20 years’ experience in the biopharmaceutical industry. Dr. Yao is currently CEO and Chairman of ArriVent BioPharma. He has served as Chief Executive Officer of Viela Bio, Inc., a clinical-stage biotechnology company focused on autoimmune and severe inflammatory diseases, from February 2018 and as Chairman of its board of directors from January 2019 to March 2021. From October 2010 to February 2018, Dr. Yao served in various leadership roles at MedImmune, most recently as Senior Vice President, Head of Respiratory, Inflammation, Autoimmune iMED. Dr. Yao also served as Senior Vice President, Head of Immuno-Oncology Franchise, of AstraZeneca. Prior to his tenure at MedImmune and AstraZeneca, Dr. Yao served as Head of PTL for Immunology, Infectious Diseases, Neuroscience, and Metabolic Disease of Genentech. Previously, Dr. Yao was Vice President and Head of Research of Tanox, Inc., before it was acquired by Genentech in 2007. Dr. Yao serves on the board of directors of Immune-Onc Therapeutics, Inc., a private biotechnology company developing biotherapies for cancer. Dr. Yao received his M.S. in Immunology from Anhui

Medical University in Anhui, China and his Ph.D. in Microbiology and Immunology from the University of Iowa. We believe that Dr. Yao’s qualifications to serve on our board of directors include his significant experience in the biopharmaceutical industry, particularly in autoimmune disease, and his experience serving as a chief executive officer of a publicly-traded biotechnology company.

Grant Verstandig has served as a member of our board of directors since January 2021. Mr. Verstandig is currently the Co-Founder and Chairman of Red Cell Partners, an investment and incubation firm that backs, builds, and scales early stage technology-led companies in the healthcare and national security sectors. Mr. Verstandig was the founder and CEO of Rally Health, Inc., a consumer centric digital health company acquired by UnitedHealth Group. He is also the co-founder and Executive Chairman of Epirus, a venture-backed directed energy company that creates counter-UAS systems and power management solutions for multiple applications, and co-founder of Spycraft Entertainment, a content and entertainment production company focused on intelligence and military operations. Mr. Verstandig also serves on the National Council for the American Enterprise Institute and is a founding member of the Greater Washington Partnership where he is currently a director. Mr. Verstandig has served as an advisor to several organizations in the health, defense, foreign policy and intelligence spaces, and is a senior advisor to the National Security Agency on advanced analytics, technology and artificial intelligence. Mr. Verstandig attended Brown University. We believe that Mr. Verstandig’s qualifications to serve on our board of directors include his healthcare industry experience, along with his leadership in the innovation of technology-enabled health services.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Pursuant to Rule 10A-3, a minority of a company’s Audit Committee may be comprised of non-independent directors for a period of one year after becoming subject to Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the board of directors, the Audit Committee or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with NexImmune, either directly or indirectly. Based upon this review, our Board has determined that the following members of our board of directors are “independent directors” as defined by The Nasdaq Stock Market: Sol J. Barer, Ph.D., Alan S. Roemer, M.B.A., M.P.H., Tim Bertram, Ph.D., Paul D’Angio, R.P.H., M.S.J., Zhengbin (Bing) Yao, Ph.D. and Grant Verstandig.

Board Diversity

Board Diversity Matrix of NexImmune, Inc. (As of April [●], 2022)
Total Number of Directors: 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	1	6
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	1	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—
Committees of Our Board of Directors and Meetings
Meeting Attendance. During the fiscal year ended December 31, 2021 there were seven (7) meetings of our Board of Directors, and the various committees of our board of directors met a total of ten (10) times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during fiscal 2021. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.
Audit Committee. Our audit committee met five (5) times during fiscal 2021. Our audit committee has three members, Alan S. Roemer (Chairman), Tim Bertram and Paul D’Angio. Our board of directors has determined that each member of the audit committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq Listing Rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has determined that Alan S. Roemer is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. The audit committee’s responsibilities include:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the effectiveness of our internal controls and internal audit function;
•reviewing material related-party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

A copy of the audit committee’s written charter is publicly available on our website at https://ir.neximmune.com/investors/corporate-governance.
Compensation Committee. Our compensation committee met five (5) times during fiscal 2021.  Our compensation committee has three members, Tim Bertram (Chairman), Sol Barer and Paul D’Angio. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2021 Equity Incentive Plan. The compensation committee is responsible for recommending to the Board the compensation for our chief executive officer, and conducts its deliberations or voting with respect to that issue without the chief executive officer present. All members of the compensation committee qualify as independent under the definition promulgated by the Nasdaq Listing Rules.
Generally, the compensation committee’s process involves the establishment of corporate goals and objectives for the current year and determination of compensation levels. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation is conducted by the compensation committee, which recommends any adjustments to his compensation levels and arrangements for approval by the board of directors.
The compensation committee has the sole authority to obtain, at our expense, advice and assistance from compensation consultants, legal counsel, experts and other advisors that the Compensation committee deems advisable in the performance of its duties. The Compensation committee has the sole authority to approve any such consultants’ or advisors’ fees and other retention terms. The Compensation committee may select any such consultant, counsel, expert or adviser to the compensation committee, only after taking into consideration factors that bear upon the adviser’s independence. The compensation committee’s independent compensation consultant during fiscal year 2021 was Radford. Radford is engaged by, and reports directly to, the compensation committee, which has the sole authority to hire or fire Radford and to approve fee arrangements for work performed. Radford assists the compensation committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The compensation committee has authorized Radford to interact with management on behalf of the compensation committee, as needed in connection with advising the compensation committee, and Radford is included in discussions with management and, when applicable, the compensation committee’s outside legal counsel on matters being brought to the compensation committee for consideration.
A copy of the compensation committee’s written charter is publicly available on our website at https://ir.neximmune.com/investors/corporate-governance.
Nominating and Governance Committee. Our nominating and governance committee met one time during fiscal 2021 and has three members, Sol Barer, Ph.D. (Chairman), Zhengbin (Bing) Yao, Ph.D., and Grant Verstandig. Our Board of Directors has determined that all members of the nominating and governance committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The nominating and governance committee’s responsibilities are set forth in the nominating and governance committee’s written charter and include:
•evaluating and making recommendations to the full Board as to the composition, organization and governance of our board of directors and its committees,
•evaluating and making recommendations as to director candidates,
•evaluating current Board members’ performance
•overseeing the process for CEO and other executive officer succession planning, and
•developing and recommending governance guidelines for the Company.
Generally, our nominating and governance committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the nominating and governance committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our nominating and governance committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the nominating and governance committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws. In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our nominating and governance committee’s written charter. Any such recommendation should be made in writing to the nominating and governance committee, care of our corporate secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:
•all information relating to such person that would be required to be disclosed in a proxy statement;
•certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•certain biographical information concerning the proposed nominee;
•all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•certain information about any other security holder of the Company who supports the proposed nominee;
•a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.
A copy of the nominating and governance committee’s written charter, including its appendices, is publicly available on our website at https://ir.neximmune.com/investors/corporate-governance.
Compensation Committee Interlocks and Insider Participation

Our compensation committee has three members, Tim Bertram, Ph. D. (Chairman), Sol J. Barer, Ph.D. and Paul D’Angio, R.P.H., M.S.J. None of the members of our compensation committee has at any time during the last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. For a description of transactions between us and members of our Compensation committee and affiliates of such members, please see the “Certain Relationships and Related Party Transactions”.

Board Leadership Structure and Role in Risk Oversight
The positions of our chairman of the board and chief executive officer are separated, with Ms. Jones serving as our Chief Executive Officer and Dr. Barer serving as the Chairman of our board of directors. Separating these positions allows Ms. Jones, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the Chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that Ms. Jones, as our Chief Executive Officer, must devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our board committees also oversees the management of our risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Executive Officer reports risk management controls and methodologies to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Executive Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.
Stockholder Communications to our Board of Directors
Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations team at CRubin@neximmune.com. However, any stockholders and other interested parties who wish to address questions regarding our business directly with the board of directors, or any individual director, must prepare the communication in written from and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION
Board of Directors
NexImmune, Inc.
9119 Gaither Road
Gaithersburg, MD 20877

Such communications should not exceed 500 words in length and must be accompanied byt the following information:
•a statement of the (i) type and amount of the securities of the Company that the person holds or (ii) a description of the person’s interest in the Company;
•any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and
•the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures:
•communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally;
•communications that advocate engaging in illegal activities;
•communications that, under community standards, contain offensive, scurrilous or abusive content; and
•communications that have no rational relevance to the business or operations of the Company.

Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of April 15, 2022 regarding our executive officers who are not also directors. We have employment agreements with our executive officers. All other executive officers are at-will employees.

Name	Age	Position
John Trainer, M.B.A.	48	Chief Financial Officer
Jerome (Jerry) Zelidis, M.D., Ph.D.	71	Executive Vice President of Research and Development
Robert (Bob) Knight, M.D.	71	Chief Medical Officer
Mathias Oelke, Ph.D.	54	Chief Scientific Officer

John Trainer has served as our Chief Financial Officer since January 2020. Before joining us, Mr. Trainer served as Vice President and Head of Partnering and Strategy of MedImmune from February 2017 to July 2019. Prior to MedImmune, Mr. Trainer served as Vice President, Corporate Development of AstraZeneca from April 2015 to February 2017, as well as the global commercial leader for AstraZeneca’s infection, neuroscience and gastrointestinal therapeutic areas from May 2013 to April 2015. Mr. Trainer previously served on the boards of directors of several private biotechnology companies, including Corvidia Therapeutics, Inc., Archigen Biotech Limited and Fujifilm Kyowa Kirin Biologics Co., Ltd. Prior to joining AstraZeneca, Mr. Trainer was a strategy consultant at Monitor Group, where he provided strategic planning in healthcare and other industries. Mr. Trainer received his M.B.A. from Harvard Business School and his A.B. from Harvard College.

Jerome B. Zeldis, M.D., Ph.D. has served as our Executive Vice President of Research and Development since January 2021. He was Chief Medical Officer and President of Clinical Research, Regulatory, and Safety at Sorrento Therapeutics, and Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, Summit, NJ. Prior to that he was Celgene’s Senior Vice President of Clinical Research and Medical Affairs and has been at Celgene since February 1997. He attended Brown University for an A.B., M.S., followed by Yale University for an M.Phil., M.D., Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry). Dr. Zeldis trained in Internal

Medicine at the UCLA Center for the Health Sciences and Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He was Assistant Professor of Medicine at the Harvard Medical School, Associate Professor of Medicine at University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey. Prior to working at Celgene, Dr. Zeldis worked at Sandoz Research Institute and Janssen Research Institute in both clinical research and medical development. He is currently on the board of PTC Therapeutics, Soligenix, Immodulon, NexGel, and was previously on the board of BioSig Technologies.

Robert Knight, M.D. has served as our Chief Medical Officer since January 2021. He previously served as the Vice President of Clinical Development at Kite Pharmaceuticals, a Gilead company, from June 2020 to January 2021. Dr. Knight also led the cancer immunotherapy development program at Sorrento Therapeutics as Senior Vice President and Head of Clinical Research from July 2017 to May 2020. Prior to that, from 2001 to June 2017, Dr. Knight spent 16 years at Celgene Corporation in positions of increasing seniority, including most recently as a Vice President in Clinical Research. During his tenure at Celgene, he helped lead the development of the company’s IMiD and targeted therapy programs, including thalidomide, lenalidomide, and enasidenib. Dr. Knight is board certified in internal medicine, hematology, and oncology. Dr. Knight received his B.S. from United States Military Academy at West Point, New York and he received his M.D. from the State University of New York Downstate.

Mathias Oelke, Ph.D. has served as our Chief Scientific Officer since April 2022. He served as our Senior Vice President, Preclinical Immunotherapy and Head of Cell Biology from November 2014 to April 2022. Previously, he was a member of the faculty at the Johns Hopkins University from September 2004 to October 2014. Dr. Oelke has numerous peer-reviewed publications and is a co-inventor on more than 25 patents and patent applications describing NexImmune’s proprietary aAPC technology, with additional pending patent applications in related fields of cancer immunotherapy. Dr. Oelke received his diploma/master’s in chemistry from Technische University, Berlin and received his Ph.D. in Biology from University of Freiburg.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2021 and 2020 to our President and Chief Executive Officer and our two next most highly compensated executive officers, each of whom earned more than $100,000 during the fiscal years ended December 31, 2021 and 2020, and was serving as an executive officer as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott Carmer (4)	2021	509,210	195,700	3,587,386	9,043	4,301,339
President and Chief Executive Officer	2020	388,331	122,360	—	7,669	518,360
Kristi Jones	2021	362,797	142,898	984,491	15,171	1,505,357
Chief Operating Officer	2020	308,212	77,692	—	11,577	397,481
John Trainer	2021	362,000	138,000	338,897	14,670	853,567
Chief Financial Officer	2020	329,077	—	668,977	8,758	1,006,812
(1)The amount represents Bonuses earned for 2019 and 2020 then paid in 2020 and 2021, respectively.
(2)These amounts represent the aggregate grant date fair value for option awards granted during the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our financial statements for the fiscal year ended December 31, 2020 included elsewhere in this filing.
(3)The amounts in this column include our 401(k) match contribution for each named executive officer.
(4)Mr. Carmer resigned as President and Chief Executive Officer and as a director of the Company effective as of February 12, 2022.
Narrative Disclosure to Summary Compensation Table
Annual Base Salary
Base salaries of our named executive officers (other than our Chief Executive Officer) are reviewed annually and recommended to our compensation committee by our chief executive officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of a named executive officer’s responsibilities, individual contribution, experience and performance. Decisions regarding salary increases may consider the named executive officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our company and at our peer companies provided by the Radford Group.
Annual Cash Bonus Opportunities
Under our annual bonus program for 2021, each named executive officer was eligible to be considered for an annual bonus based by our compensation committee assessment of our performance in 2019. Each named executive officer was assigned a target bonus expressed as a percentage of their base salary, which was 50% for Mr. Carmer, 40% for Ms. Jones, and Mr. Trainer. Our board of directors approved performance bonuses for the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Bonus.”
Bonus targets for the named executive officers are 50% for the Chief Executive Officer, and 40% for the Chief Operating Officer, and Chief Financial Officer. These are adjusted for company performance for the year based on an assessment by the compensation committee.
Long-Term Equity Incentives
Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Employment Agreements
We have entered into executive employment agreements with each of our named executive officers in connection with their employment with us, the material terms of which are described below. These executive employment agreements provide for “at will” employment, subject to certain notice and severance requirements. Each of the named executive officers was also required to enter into restrictive covenant agreements which obligate each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such restrictive covenant agreements also contain non-competition and non-solicitation protections in our favor.
Kristi Jones
We entered into an employment agreement dated as of March 8, 2022 with Ms. Jones with respect to her service as our President and Chief Executive Officer. Under the terms of the agreement, Ms. Jones will receive an annual base salary of $538,000, subject to increase by our board of directors in its discretion. Ms. Jones is also eligible to receive an annual cash bonus with a target of fifty percent (50%) of her annual salary over the time period covered by the bonus in the sole discretion of our board of directors and based on such factors that our board of directors deems appropriate. Ms. Jones is also eligible to participate in our equity incentive plans and received on April 5, 2022, an option to acquire up to 456,000 shares of our common stock under the 2021 Plan at an exercise price equal to the Fair Market Value (as defined in the 2021 Plan) of a share of the Company’s Common Stock on the grant determined in accordance with the terms of the 2021 Plan. 25% of the shares subject to the new option will vest on the first anniversary of the grant date and the remaining shares will vest in equal monthly installments over the next 36 months. Ms. Jones is also entitled to participate in our health insurance and other employee benefit plans and to receive reimbursement for business expenses and up to $15,000 of attorney’s fees incurred in connection with the negotiation of her employment agreement.
Ms. Jones’s employment agreement provides that in the event that (1) Ms. Jones’s employment is terminated other than for cause, or (2) Ms. Jones terminates her own employment as a result of a material breach of her employment agreement by us, including any material diminution in the nature or scope of Ms. Jones’s authorities, powers, functions, duties or responsibilities, following a cure period (a “Constructive Termination”), she is entitled to receive the following severance benefits: (i) a severance payment equal to 12 months of her then-current salary paid in installments; (ii) a severance payment equal to the ProRata Bonus (as defined in the employment agreement); and (iii) eligibility for at least 12 months of healthcare coverage through COBRA. If Ms. Jones’s employment is terminated other than for cause or Ms. Jones terminates her own employment as a “Constructive Termination” in connection with the closing of a Change in Control (as defined in the employment agreement) or during the 12 month period following such closing, she is entitled to receive the following severance benefits: (i) a severance payment equal to 1.5 times the sum of her then-current base salary and target bonus, paid in a single lump sum; (ii) accelerated vesting and exercisability of then-unvested portion of the outstanding option awards along with any other restricted stock, stock options or other equity subject to forfeiture or rights of repurchase held by Ms. Jones; (iii) a severance payment equal to the ProRata Bonus (as defined in the employment agreement), and (iv) eligibility for 18 months of healthcare coverage through COBRA. All severance benefits are conditioned upon Ms. Jones’s execution of a release of claims in our favor. If as a result of a termination of her employment Ms. Jones becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Jones is subject to a modified cutback of the payments and benefits she would otherwise receive in connection with a change in control, such that she would retain the higher of the net amount she would receive if such payments were reduced to avoid payment of the excise tax and the net amount she would receive if she received such payments in full and paid the excise tax. On any termination of Ms. Jones’s employment, including due to her death or disability, she or her beneficiary is entitled to payment of all accrued and unpaid base salary, any earned but unpaid bonus, payment for all accrued but unused vacation time for the then-current annual period and all unreimbursed business expenses incurred through the date of termination. In the event of termination of her employment due to death or disability, she or her beneficiary, or if no such person is designated, her estate or personal representative, is also entitled to the ProRata Bonus (as defined in the employment agreement).
For the 2021 fiscal year, Ms. Jones was paid an annual bonus of $142,898, and was also granted options to purchase 84,207 shares of our common stock. For the 2020 fiscal year, Ms. Jones was paid an annual bonus of $77,692. Ms. Jones’ 2021 options grant is subject to a four-year vesting schedule, with 25% vesting one year after the vesting commencement date and the balance vesting monthly over the remaining three years, subject to Ms. Jones’s continued service through each vesting date.

John Trainer
We entered into an employment agreement dated as of January 6, 2020 with Mr. Trainer with respect to his service as our Chief Financial Officer. Under the terms of the agreement, Mr. Trainer was entitled to an initial annual base salary of $345,000, subject to increase by our board of directors. Mr. Trainer was entitled to receive options to purchase 164,719 shares of our common stock, such that his unvested stock options at that time would represent 1.2% of the fully diluted equity of the Company. Pursuant to the terms of the agreement, Mr. Trainer is also entitled to receive an annual cash bonus of up to 40% of his then-current base salary in the sole discretion of our board of directors and based on such factors that our board of directors deems appropriate. Mr. Trainer is also eligible to participate in our equity incentive plans and is entitled to participate in our health insurance and other employee benefit plans and to receive reimbursement for business expenses.
Mr. Trainer’s employment agreement provides that in the event that (1) Mr. Trainer’s employment is terminated other than for cause, (2) Mr. Trainer terminates his own employment as a result of a material breach of his employment agreement by the Company, including any material diminution in the nature or scope of Mr. Trainer’s authorities, powers, functions, duties or responsibilities, following a cure period (a “Constructive Termination”), or (3) a change of control of the Company occurs, he is entitled to receive the following severance benefits: (i) a severance payment equal to 12 months of his then-current salary and a pro-rata share of Mr. Trainer’s bonus target (40% of then-current salary) paid in installments; (ii) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards; and (iii) eligibility for at least 18 months of healthcare coverage through COBRA. These severance benefits are conditioned upon Mr. Trainer’s execution of a release of claims in favor of the Company. In the event that Mr. Trainer’s employment is terminated due to his death or disability, he or his beneficiary is entitled to payment of all accrued and unpaid base salary, payment for all accrued but unused vacation time for the then-current annual period, all unreimbursed business expenses incurred through the date of termination and a pro-rata portion of his annual bonus.
For the 2021 fiscal year, Mr. Trainer was paid an annual bonus of $138,000, and was also granted options to purchase 28,987 shares of our common stock. For the 2020 fiscal year, Mr. Trainer was granted options to purchase 164,718 shares of our common stock. The options granted to Mr. Trainer are subject to a four-year vesting schedule, with 25% vesting one year after the vesting commencement date and the balance vesting monthly over the remaining three years, subject to Mr. Trainer’s continued service through each vesting date.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2021, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Scott Carmer (1)	126,344	(2)	—		$2.42	05/12/2022
President and Chief Executive Officer	223,652	(2)	—		$2.42	05/12/2022
	93,668	(2)	20,417	(3)	$4.31	05/12/2022
	—		306,842	(3)	$17.00	05/12/2022

Kristi Jones	15,743	(2)	—		$2.42	03/02/2027
Chief Operating Officer	88,157	(2)	—		$2.58	07/30/2028
	3,715	(2)			$2.58	09/24/2028
	24,499	(2)	—		$4.31	03/18/2029
	11,765	(4)	7,059	(4)	$4.31	06/17/2029
	—		84,207	(5)	$17.00	02/10/2031

John Trainer	17,158	(6)	85,791	(6)	$5.17	03/04/2030
Chief Financial Officer	—		28,987	(7)	$17.00	02/10/2031

(1)Mr. Carmer resigned as President and Chief Executive Officer and as a director of the Company effective as of February 12, 2022.
(2)All shares underlying this option have vested.
(3)Options that remain unvested as of February 12, 2022 ceased to vest and were forfeited.
(4)25% of the shares subject to this option vested on June 18, 2020, with the remainder vesting in 36 equal monthly installments thereafter.
(5)25% of the shares subject to this option vested on February 11, 2022, with the remainder vesting in 36 equal monthly installments thereafter.
(6)25% of the shares subject to this option vested on January 8, 2021, with the remainder vesting in 36 equal monthly installments thereafter. 61,769 shares underlying this option have been exercised.
(7)25% of the shares subject to this option vested on February 11, 2022, with the remainder vesting in 36 equal monthly installments thereafter.
Pension Benefits
We do not have any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any nonqualified defined contribution plans or other deferred compensation plan.
Potential Payments upon Termination or Change-In-Control
Executive Severance Plan
Each of the named executive officers is a participant in the Severance Plan.

Under the Severance Plan, if we terminate a participant’s employment without “Cause” at any time other than during the “Change in Control Period”, then the participant is eligible to receive the following benefits:
•We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, during the severance period.
Under the Severance Plan, if we terminate a participant’s employment without “Cause” or participant resigns for “Good Reason”, during the “Change in Control Period”, then the participant is eligible to receive the following benefits:
•We shall reimburse the participant for all reasonable and necessary attorney’s fees incurred by such participant in connection with pursuing benefits under the Severance Plan.
A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.
The following terms have the following meanings under the Severance Plan:
•“Cause” means a participant’s: (i) failure to substantially perform his/her duties and obligations to us (other than failure resulting from the participant’s incapacity because of disability), including one or more acts of gross negligence or insubordination or a material breach of our policies and procedures, which failure is not cured within fifteen (15) days after a written demand for cure is received by participant from us; (ii) material breach of our code of conduct, equal opportunity and anti-harassment policies, or compliance policies (which may include, but not be limited to, a code of business conduct, an anti-bribery policy, a competition policy, and a policy on healthcare business ethics); (iii) commission, indictment, conviction, or entry of a plea of guilty or nolo contendere to, a felony or any other crime involving fraud, dishonesty, theft, breach of trust or moral turpitude; (iv) engagement in misconduct which results in, or could reasonably be expected to result in, material injury to our financial condition, reputation, or ability to do business; (v) material breach of a written agreement with us, including any confidentiality, invention assignment, non-competition, non-solicitation or non-disparagement agreement; (vi) violation of state or federal securities laws or regulations; or (vii) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, willful destruction or failure to preserve documents or other materials relevant to such investigation, or willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
•“Good Reason” shall mean the occurrence of any of the following without participant’s prior consent: (i) a material decrease in participant’s base salary or bonus opportunity; (ii) a material diminution in the aggregate employee benefits and material perquisites provided to participant; (iii) a material diminution in participant’s title, reporting relationship, duties or responsibilities; (iv) a relocation of participant’s primary office by more than thirty-five (35) miles from participant’s then-current location; and (v) the failure by any successor to us or any acquiring corporation to explicitly assume the Severance Plan and our obligations thereunder and maintain the Severance Plan in effect for a period of at least twenty-four (24) months.
•“Change in Control” is defined as a transaction or a series of related transactions in which: (i) all or substantially all of our assets are transferred to any “person” or “group” (as such terms are defined in the Exchange Act); (ii) any person or group, other than person or group who prior to such acquisition is a “beneficial owner” (as defined under the Exchange Act), directly or indirectly, of any of our equity, becomes the “beneficial owner”, directly or indirectly, of our outstanding equity representing more than 50% of the total voting power of our then-outstanding equity; (iii) we undergo a merger, reorganization or other consolidation in which the holders of our outstanding equity immediately prior to such merger, reorganization or consolidation directly or indirectly own less than 50% of the surviving entity’s voting power immediately after the transaction; or (iv) if within any rolling twelve month period, the persons who were our directors at the beginning of such twelve month period, or the incumbent directors, cease to constitute at least a majority of such board of directors; provided that any director who was not a director at the beginning of such twelve (12) month period will be deemed to be an incumbent director if that director was elected to the board of directors by, or on the recommendation of or with the approval of, a majority of the directors who then qualified as incumbent directors. Any of (i) through (iv) above may constitute a Change in Control, provided that the Change in Control meets all of the requirements of a “change in the ownership of a corporation,” a “change in the effective ownership of a corporation,” or “a change in the ownership of a substantial portion of the corporation’s assets,” each within the meaning of Treasury Regulation §1.409A-3(i)(5).
•“Change in Control Period” means: (i) the twenty-four (24) month period beginning on the date of a Change in Control; (ii) any such time prior to a Change in Control where the successor or acquiring entity in the Change in Control requests for the termination of a participant’s employment without Cause; or (iii) any such time prior to a Change in Control where we terminate a participant’s employment without Cause in connection with or in anticipation of a Change in Control.

Director Compensation
The following table sets forth the total compensation paid after we completed our initial public offering on February 11, 2021 during the fiscal year ended December 31, 2021 to each of our directors, other than Mr. Carmer who did not receive compensation for his service as a director.

Name	Total
Sol J. Barer, Ph.D.	$84,191
Alan S. Roemer, M.B.A., M.P.H.	53,187
Tim Bertram, Ph.D.	50,687
Paul D’Angio, R.P.H., M.S.J.	55,094
Zhengbin (Bing) Yao, Ph.D.	54,509
Grant Verstandig	36,879
The following table shows the aggregate grant date fair value for option awards granted during the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our financial statements for the fiscal year ended December 31, 2021 included elsewhere in this Annual Report.

Name	Grant Date Fair Value	Number of Stock Options Held at Fiscal Year-End
Sol J. Barer, Ph.D.	$213,111	19,113
Alan S. Roemer, M.B.A., M.P.H.	106,550	9,556
Tim Bertram, Ph.D.	106,550	9,556
Paul D’Angio, R.P.H., M.S.J.	106,550	9,556
Zhengbin (Bing) Yao, Ph.D.	106,550	9,556
Grant Verstandig	445,684	39,096
Non-Employee Director Compensation Policy
We have adopted a policy with respect to the compensation payable to our non-employee directors. Under this policy, each non-employee director will be eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our non-employee directors will receive the following annual retainers for their service:

Position	Retainer
Board Chairperson	$65,000
Audit Committee Chair	22,500
Compensation Committee Chair	15,000
Transaction Committee Chair	15,000
Technical Operations Committee Chair	15,000
Science and Technical Committee Chair	15,000
Nominating and Governance Committee Chair	12,000
Board Member	35,000
Audit Committee Member	7,500
Compensation Committee Member	5,000
Transaction Committee Member	5,000
Technical Operations Committee Member	5,000
Science and Technical Committee Member	5,000
Nominating and Governance Committee Member	4,000

Equity awards for non-employee directors will consist of consist of an annual equity award with a cash value equal to $85,400. The annual option award will fully vest on the first anniversary of the grant date.
Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our third amended and restated certificate of incorporation and amended and restated bylaws.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	418,086	(1)	$2.43	—	(2)
Equity compensation plans approved by security holders(3)	1,195,299	(3)	$3.67	—	(4)
Equity compensation plans approved by Security holders(4)	2,379,983	(5)	$10.81	1,597,700	(6)
Equity compensation plans not approved by security holders	—		$—	—
Total	3,993,368		$7.79	1,597,700
(1)Consist of options to purchase 418,086 shares of our common stock outstanding under 2017 Equity Incentive Plan as of April 15, 2022.
(2)No additional stock awards will be granted under the 2017 Plan and the shares remaining available for the grant of future stock awards under the 2017 Plan, are available for the grant of stock awards under the 2021 Plan.
(3)Consist of options to purchase 1,195,299 shares of our common stock outstanding under the 2018 Equity Incentive Plan as of April 15, 2022.
(4)No additional stock awards will be granted under the 2018 Plan and the shares remaining available for the grant of future stock awards under the 2018 Plan, are available for the grant of stock awards under the 2021 Plan.
(5)Consist of options to purchase 2,379,983 shares of our common stock outstanding under the 2021 Equity Incentive plan as of April 15, 2022.
(6)Represents shares of common stock reserved for issuance upon the exercise of options granted under the 2021 Plan, which includes 266,556 shares of common stock previously reserved for issuance pursuant to future awards under the 2017 Plan and 2018 Plan.
Our 2017 Equity Incentive Plan, or the 2017 Plan, was approved by our board of directors and stockholders in January 2017, and was subsequently amended in April 2017. The 2017 Plan provides for the issuance of up to 660,838 shares of our common stock. The 2017 Plan allows us to make grants of stock options, restricted stock, restricted stock units and stock appreciation rights to our employees, directors and consultants. As of January 31, 2021, under the 2017 Plan, options to purchase 509,605 shares of our common stock were outstanding, 148,454 shares of our common stock had been issued and were outstanding pursuant to the exercise of options granted under the 2017 Plan, and 2,671 shares of our common stock were available for future awards under the 2017 Plan, which shares are no longer available for issuance.
Our 2018 Equity Incentive Plan, or the 2018 Plan, was approved by our board of directors in June 2018 and our stockholders in July 2018, and was subsequently amended in July 2018. The 2018 Plan and 2017 Plan are collectively referred to as the “Equity Plans.” The 2018 Plan provides for the issuance of up to 1,806,984 shares of our common stock. The 2018 Plan allows us to make grants of stock options, restricted stock, restricted stock units and stock appreciation rights to our employees, directors and consultants. As of January 31, 2021, under the 2018 Plan, options to purchase 1,543,089 shares of our common stock were outstanding, 2,138 shares of our common stock had been issued and were outstanding pursuant to the exercise of options granted under the 2018 Plan, and 263,895 shares of our common stock were available for future awards under the 2018 Plan, which shares are no longer available for issuance.
Our 2021 Equity Incentive Plan, or the 2021 Plan, was approved by our board of directors in January 2021 and our stockholders in February 2021. The 2021 Plan, the 2018 Plan and the 2017 Plan are collectively referred to as the “Equity Plans.” The 2021 Plan provides for the issuance of up to 2,757,241 shares of our common stock, which includes 266,566 shares of common stock previously reserved for issuance pursuant to future awards under our 2017 Plan and our 2018 Plan, which shares will cease to be available for issuance under the 2017 Plan and the 2018 Plan. In addition, the 2021 Plan contains an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the 2021 Plan on the first day of each calendar year beginning in calendar year 2022. The annual increase in the number of shares shall be equal to the lower of (i) 5.0% of the number of shares of our common stock outstanding on the date of the applicable increase or (ii) a lesser amount determined by our board of directors. The 2021 Plan allows us to make grants of stock options, restricted stock, restricted stock units and stock appreciation rights to our employees, directors and consultants.
Under the Equity Plans, in the event there is a specified type of change in our capital structure, such as a recapitalization or stock split, appropriate adjustments will be made to (i) the class(es) and maximum number of securities subject to the Equity Plans, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards under the Equity Plans.
The Equity Plans also provide that in the event of a corporate transaction (as defined in the Equity Plans and described below), and except as otherwise stated in a stock option or other award agreement, our board of directors will take one or more of the following actions with respect to outstanding stock awards: (i) arrange for the surviving corporation or acquiring corporation to assume or substitute for the outstanding stock awards; (ii) accelerate the vesting of outstanding stock awards, with such awards terminating if not exercised prior to the effective time of the corporate transaction, (iii) terminate or cancel outstanding stock awards to the extent not vested or exercised prior to the effective time of the corporate transaction; or (iv) make a payment equal to the excess of the value the holder would receive upon exercise of the award over the exercise price payable by the holder
Under the Equity Plans, a corporate transaction is generally the consummation of: (i) a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries; (ii) a sale or other disposition of at least 90% of the securities of the Company; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the The Nasdaq Global Market, has furnished the following report:
The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our board of directors, which is available on our website at www.neximmune.com. This committee reviews and reassesses our charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2021, the Audit Committee took the following actions:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and Ernst & Young LLP, our independent registered public accounting firm;
•Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the NexImmune, Inc. Audit Committee
Alan S. Roemer, M.B.A., M.P.H.
Tim Bertram, Ph.D.
Paul D’Angio, R.P.H., M.S.J.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2021, with the exception of a Form 4 filing for John Trainer filed late on May 19, 2021 related to transactions that occurred on April 8, 2021 and May 8, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our audit committee reviews and approves in advance all related-party transactions. In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” during the fiscal year ended December 31, 2021, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediately family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Convertible Note Financings
2020 Convertible Notes
From April 2020 through January 31, 2021, we issued $30,649,766 aggregate principal amount of convertible notes.
The table below sets forth the aggregate principal amount of convertible notes issued to our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof:

Name	Principal Note Amount
Alan S. Roemer	$100,000
B&S NexImmune Holdco LLC	$2,750,000
Arrowmark Lifescience Fund LP	$750,000
Grant L. Verstandig	$4,500,000
The convertible notes converted into preferred stock, which converted into common stock, automatically upon the listing of our common stock on The Nasdaq Global Market at an effective conversion price of $8.52 per share of common stock.
Equity Financings
Series A Financing
During the period between December 2017 and August 2018, we issued an aggregate of 121,735,303 shares of Series A preferred stock at a purchase price of $0.2951 per share for aggregate consideration of $25.0 million, plus conversion of convertible notes, or the Series A Financing. This amount includes the conversion of certain 2017 Convertible Notes and shares of our common stock into NexImmune Series A preferred stock.
In January 2021, we issued 145,000 shares of Series A preferred stock at a purchase price of $0.01 per share upon the settlement of warrants that were exercised in December 2020.

The table below sets forth the aggregate number and purchase price of shares of Series A preferred stock issued to our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof:

Name	Shares Purchased for Cash	Aggregate Purchase Price (Cash)	Shares Issued Upon Conversion of 2017 Convertible Notes and Common Stock	Total Shares
Alan S. Roemer	254,151	$75,000	1,213,649	1,467,800
Allen & Company LLC	6,777,363	$2,000,000		6,777,363
B&S NexImmune Holdco LLC	15,435,445	$4,555,000		15,435,445
Joshua Barer			3,756,337	3,756,337
Kristi Jones			254,465	254,465
Meridian Small Cap Growth Fund	10,166,045	$3,000,000		10,166,045
Paul D’Angio	338,868	$100,000		338,868
Piedmont Capital Partners, LLC	10,166,045	$3,000,000	3,592,544	13,758,589
Scott Carmer			121,867	121,867
Sol Barer			13,815,067	13,815,067
THB Iron Rose, LLC (1)	6,099,627	$1,800,000		6,099,627
Timothy Bertram	487,970	$144,000	288,362	776,332
Tony Yao	33,886	$10,000		33,886
_______________
(1)THB Iron Rose, LLC transferred 3,319,000 of its shares of our Series A preferred stock to Arrowmark Life Science Fund, LP on June 15, 2018.
Each share of Series A preferred stock automatically converted into 0.057921 shares of common stock, reflecting the reverse stock split effected on February 5, 2021.
Agreements with Stockholders
Amended and Restated Investors’ Rights Agreement
We entered into a Second Amended and Restated Investors’ Rights Agreement, dated as of November 27, 2019, or the Investors’ Rights Agreement, with certain holders of our capital stock. With the completion of the IPO, the holders of 10,144,052 shares of our common stock, including shares issued upon the automatic conversion of our convertible preferred stock, or their permitted transferees, which we refer to as our registrable securities, are entitled to rights with respect to the registration of these securities under the Securities Act. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.
Under the Investors’ Rights Agreement, holders of registrable shares can demand that we file a registration statement or request that their shares be included on a registration statement that we are otherwise filing, in either case, registering the resale of their shares of common stock. These registration rights are subject to conditions and limitations, including the right, in certain circumstances, of the underwriters of an offering to limit the number of shares included in such registration and our right, in certain circumstances, not to effect a registration upon demand of the holders of registrable shares within 90 days following the effective date of any registration statement that we file covering a firm commitment underwritten public offering in which the holders of registrable shares were entitled to join and in which we effectively registered all registrable shares that were requested to be registered.
Demand Registration Rights
Beginning on August 11, 2021, the holders of at least 25% of registrable securities then outstanding under the Investors’ Rights Agreement may require us to file a registration statement under the Securities Act on a Form S-1 at our expense, subject to certain exceptions, with respect to at least 40% of the registrable securities then outstanding, and we are required to effect the registration as soon as practicable, and in any event within 60 days. Any time after we are eligible to use a registration statement on Form S-3, the holders of at least 20% of our registrable securities under the Investors’ Rights Agreement may require us to file a registration statement on Form S-3 at our expense, subject to certain exceptions, with respect to the resale of their registrable shares, and we are required to effect the registration as soon as practicable, and in any event within 45 days.
Piggyback Registration Rights
If we propose to file a registration statement under the Securities Act for the purposes of a public offering of our securities (including, but not limited to, registration statements relating to a secondary offering of our securities but excluding (i) a registration statement relating to the sale of securities to employees pursuant to a stock option, stock purchase, or similar plan; (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the registrable securities; or (iv) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered. The underwriters of the offering will have the right to limit the number of shares to be included in such registration.
Expenses of Registration
We will pay all registration expenses, other than underwriting discounts and commissions, related to any demand or piggyback registration. The amended and restated investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders, in the event of misstatements or omissions in the registration statement attributable to us except in the event of fraud, and they are obligated to indemnify us for misstatements or omissions attributable to them.
Expiration of Registration Rights
The registration rights will terminate upon the earliest to occur of the closing of certain liquidation events, such time when all of the holder’s registrable securities may be sold without limitation (and without the requirement for us to be in compliance with the current public information requirement) under Rule 144 of the Securities Act and the fifth anniversary of the closing date of our initial public offering.
Participation in Our Initial Public Offering
In February 2021, we issued and sold in aggregate 7,441,650 shares of common stock, which included 970,650 shares of our common stock issued pursuant to the underwriters’ option to purchase additional shares, at a public offering price of $17.00 per share, for net proceeds of $114.8 million after deducting underwriting discounts and commissions and other offering costs.
The table below sets forth the aggregate number of common shares issued to our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at the time of the transaction:

	Shares	Aggregate Purchase Price
B&S NexImmune Holdco LLC	60,000	$17.00
Piedmont Capital Partners, LLC	45,000	$17.00
ArrowMark Life Sciences Fund, LP	175,000	$17.00
Grant Verstandig	175,000	$17.00
Kristi Jones	911	$17.00
Jerome Zeldis	5,882	$17.00
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with our initial public offering, we entered into, and intend to continue to enter into, indemnification agreements with each of our executive officers and directors. The indemnification agreements, our third amended and restated certificate of incorporation and our amended and restated bylaws became effective upon completion of our initial public offering and require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws require us to advance expenses incurred by our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
In connection with our initial public offering, we adopted a written policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Proposal No. 1
ELECTION OF DIRECTORS
(Notice Item 1)
On April 1, 2022 our board of directors nominated Paul D’Angio, R.P.H., M.S.J. and Zhengbin (Bing) Yao, Ph.D. for election at the annual meeting. Our board of directors currently consists of seven members, classified into three classes as follows: Sol J. Barer, Ph.D. and Kristi Jones constitute a class with a term ending in 2024; Alan S. Roemer, M.B.A., M.P.H., Tim Bertram, Ph.D. and Grant Verstandig constitute a class with a term ending in 2023; and Paul D’Angio, R.P.H., M.S.J. and Zhengbin (Bing) Yao, Ph.D. constitute a class with a term which expires at the upcoming annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
Our board of directors has voted to nominate Paul D’Angio, R.P.H., M.S.J. and Zhengbin (Bing) Yao, Ph.D. for election at the annual meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II directors (Alan S. Roemer, M.B.A., M.P.H., Tim Bertram, Ph.D. and Grant Verstandig) and the Class III directors (Sol J. Barer, Ph.D. and Kristi Jones) will serve until the Annual Meetings of Stockholders to be held in 2023 and 2024, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Paul D’Angio, R.P.H., M.S.J. and Zhengbin (Bing) Yao, Ph.D. as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF PAUL D’ANGIO, R.P.H., M.S.J. AND ZHENGBIN (BING) YAO, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal No. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 2)
The audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2020. Our board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2021. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2021, and December 31, 2020, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2021	2020
Audit fees:(1)	$1,251,449	$1,202,110
(1)Audit fees relate to professional services rendered in connection with the audit of NexImmune’s annual financial statements, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings, including fees related to our initial public offering. There were no audit-related, tax or other fees incurred for the years ended December 31, 2021 and 2020.
All fees described above were pre-approved by our audit committee. We have furnished the foregoing disclosure to Ernst & Young LLP.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.
1.Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of business conduct and ethics that applies to all of our employees. The text of the code of business conduct and ethics is posted on the “Investor Relations — Corporate Governance” section of our website at https://ir.neximmune.com/investors/corporate-governance. We intend to disclose any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by Nasdaq rules.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2023 Annual Meeting of Stockholders, stockholder proposals must be received not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (the “Anniversary”); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the Anniversary, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Proposals that are not received in a timely manner will not be voted on at the 2023 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.All stockholder proposals should be marked for the attention of Corporate Secretary, c/o NexImmune, Inc., 9119 Gaither Road, Gaithersburg, MD 20877.

Gaithersburg, Maryland
May 3, 2022

NexImmune

NEXIMMUNE, INC.
9119 GAITHER ROAD
GAITHERSBURG, MD 20877

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81704-P73276

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXIMMUNE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul D'Angio, R.PH., M.S.J.
02) Zhengbin (Bing) Yao, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as NexImmune, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D81705-P73276

NEXIMMUNE, INC.
Annual Meeting of Stockholders
June 13, 2022 10:00 AM
This proxy is solicited by the Board of Directors

THE UNDERSIGNED APPOINTS KRISTI JONES AND JOHN TRAINER AND EACH OF THEM (THE "PROXIES"), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF NEXIMMUNE, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON APRIL 18, 2022 AT THE ANNUAL MEETING OF STOCKHOLDERS OF NEXIMMUNE, INC. TO BE HELD AT 10:00 AM, EDT ON JUNE 13, 2022 VIA LIVE AUDIO WEBCAST OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. **THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.**

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

Continued and to be signed on reverse side